UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 31, 2026

ESG Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56532	87-1918342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 East Hillendale Rd.
Chadds Ford, PA 19317
(Address of principal executive offices)

Registrant’s telephone number, including area code
267-467-5871

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On March 31, 2026, J. Mark Hemmann notified ESG Inc. (the “Company”) of his resignation as a member of the Company’s Board of Directors, effective immediately. Mr. Hemmann’s resignation also included his resignation from all committees of the Board on which he served. Mr. Hemmann stated that his resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 1, 2026, the remaining members of the Board of Directors of the Company appointed Joseph F. Rossetti to the Company’s Board of Directors, effective immediately, to fill the vacancy created by Mr. Hemmann’s resignation.

Mr. Rossetti, 43, has over 15 years of experience in financial services, including institutional capital markets, investment banking advisory, and retail finance. Mr. Rossetti has been involved in a broad range of capital markets transactions, including initial public offerings, special purpose acquisition company transactions, private placements, and bridge financings. Throughout his career, Mr. Rossetti has advised companies across various stages of growth, with a focus on aligning financing strategies with operational objectives to support the achievement of key milestones and enhance enterprise value. He brings experience in both public and private markets, including transaction structuring, capital raising, and investor engagement. Since 2025, Mr. Rossetti has served as Principal and Direct Owner of HCC Securities Group, Inc. From 2021 to 2024, Mr. Rossetti served as Vice President of Institutional Sales at Spartan Capital Securities, LLC.

The Board of Directors determined that Mr. Rossetti qualifies as an independent director under the applicable standards of the OTCQB Market. The Board of Directors also determined that Mr. Rossetti is financially sophisticated and qualified to serve on the Audit Committee of the Board.

Effective upon his appointment to the Board, Mr. Rossetti was also appointed as a member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board. Mr. Rossetti was further appointed as Chair of the Audit Committee and Chair of the Compensation Committee.

There are no arrangements or understandings between Mr. Rossetti and any other persons pursuant to which Mr. Rossetti was appointed as a director of the Company. There are no family relationships between Mr. Rossetti and any director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions involving the Company and Mr. Rossetti that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Rossetti has not at this time entered into any compensatory arrangement with the Company in connection with his service as a director. Any future compensatory arrangement, if entered into, will be disclosed as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
17.1	Resignation Letter of J. Mark Hemmann, dated March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi Yang
Zhi Yang
CEO
Date: April _, 2026